ARDIAN ACCESS SECONDARY INFRASTRUCTURE FUND LLC

CROSS RECEIPT

The undersigned, on behalf of Ardian Access Secondary Infrastructure Fund LLC (the “Fund”) hereby acknowledges receipt from Ardian US LLC of the sum of $100,000.00 in full payment for ten thousand (10,000) limited liability company interests (“Units”) of the Fund, allocated across all classes of the Fund as follows: $99,970 for nine thousand nine hundred ninety-seven (9,997) Class I Units, $10 for one (1) Class J Unit, $10 for one (1) Class D Unit, and $10 for one (1) Class X Unit.

The undersigned, on behalf of Ardian US LLC, hereby acknowledges receipt from the Fund of ten thousand (10,000) Units of the Fund, comprised of nine thousand nine hundred ninety-seven (9,997) Class I Units, $10 for one (1) Class J Unit, $10 for one (1) Class D Unit, and $10 for one (1) Class X Unit.

ARDIAN ACCESS SECONDARY INFRASTRUCTURE FUND LLC

By:	/s/ Wilfred Small
Name:	Wilfred Small
Title:	President

ARDIAN US LLC

By:	/s/ Aymeric Lepeu
Name:	Aymeric Lepeu
Title:	Chief Operating Officer and Chief Financial Officer

Date: July 7, 2026

TO: ARDIAN ACCESS SECONDARY INFRASTRUCTURE FUND, LLC

The undersigned hereby acknowledges that it has purchased ten thousand (10,000) limited liability company interests (“Units”) of Ardian Access Secondary Infrastructure Fund, LLC (the “Fund”), allocated as follows: nine thousand nine hundred ninety-seven (9,997) Class I Units, $10 for one (1) Class J Unit, $10 for one (1) Class D Unit, and $10 for one (1) Class X Unit, and further acknowledges and agrees: (1) that such Units are being purchased for the account of the undersigned for investment and not with a view to or for the purpose of the distribution thereof; and (2) that such Units are not registered under the Securities Act of 1933, as amended (the “Act”), and must be held indefinitely unless such Units are subsequently registered under the Act or an exemption from such registration is available and that the Fund is under no obligation to register such Units under the Act or to comply with any exemption from such registration and that such exemptions, in any case, are extremely limited and may not be available at such time or times as it may wish to dispose of the Units.

ARDIAN US LLC

By:	/s/ Aymeric Lepeu
Name:	Aymeric Lepeu
Title:	Chief Operating Officer and Chief Financial Officer

Date: July 7, 2026